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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-117246) pertaining to the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (which has been assumed by Commerce Energy Group, Inc.), (ii) the Registration Statement (Form S-8 No. 333-126600) pertaining to the Stock Option Agreement dated April 29, 2005 between Commerce Energy Group, Inc. and Ian B. Carter, (iii) the Registration Statement (Form S-8 No. 333-133442) including Post-Effective Amendment No. 1 thereto pertaining to the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan and the Commerce Energy Group, Inc. 2006 Stock Incentive Plan, (iv) the Registration Statement (Form S-8 No. 333-149675) and (v) the Registration Statement (Form S-8 No. 333-152319), of our report dated November 11, 2008, with respect to the consolidated financial statements of Commerce Energy Group, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2008. Our report dated November 11, 2008, relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

/s/ HEIN & ASSOCIATES LLP

Irvine, California
November 11, 2008

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  Exhibit 23.1